UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________________________________
FORM 8-K

 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2013

  ________________________________________
Masonite International Corporation
(Exact name of registrant as specified in its charter)

  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road Concord, Ontario, Canada	L4K 2N6
(Address of principal executive offices)	(Zip Code)
(800) 895-2723
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

 ________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2013, Masonite International Corporation (the “Company”) entered into an amendment (the “Amendment”) to the existing employment agreements of Frederick J. Lynch, President and Chief Executive Officer of the Company, Mark J. Erceg, Executive Vice President and CFO of the Company, Lawrence P. Repar, Executive Vice President, Global Sales and Marketing and COO of the Company, Glenwood E. Coulter, Jr., Executive Vice President, Global Operations and Europe of the Company, Robert E. Lewis, Senior Vice President, General Counsel and Secretary of the Company, and Gail N. Auerbach, Senior Vice President, Human Resources of the Company.

Prior to the Amendment, each executive’s employment agreement provided that if any payments or benefits provided to such executive in connection with a change in control of the Company exceed 310% of the average of his or her taxable income over the five calendar years preceding the year in which the change in control occurred (the “Base Amount”), and such change in control occurred, with respect to Mr. Lynch, prior to the later of (i) January 1, 2014 or (ii) the completion of an underwritten offering of the Company’s common shares to the public in the United States, followed by the listing of such common shares on a nationally recognized stock exchange or active over-the-counter market (“IPO”), and with respect to each of Messrs. Erceg, Repar, Coulter and Lewis and Ms. Auerbach, prior to an IPO, then such executive would be entitled to receive a gross up payment (the “Gross-Up”) to cover any taxes incurred as a result of the application of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. If such executive’s payments and benefits did not exceed 310% of the Base Amount or if such change in control occurred after the applicable dates described in the preceding sentence, then no Gross-Up would be payable and such payments and benefits would be reduced so that no excise tax is payable, but only if this reduction resulted in a more favorable after-tax position for the executive (the “Best Net Reduction”).

The Amendment eliminates the Gross-Up and replaces it with the Best-Net Reduction in connection with any change in control occurring, with respect to Mr. Lynch, after January 1, 2014 and, with respect to each of Messrs. Erceg, Repar, Coulter, Lewis and Ms. Auerbach, after the date of the Amendment, removing the previously existing contingency that the Company complete an IPO in order for the Gross-Up to be eliminated.  As previously reported, the Company listed its common shares on the New York Stock Exchange following the filing and effectiveness of a registration statement on Form 10 instead of completing an IPO.

A copy of the form of Amendment is attached hereto as Exhibit 10.1. The foregoing description of the Amendment is subject to, qualified in its entirety by, the full text of the Amendment, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 10.5(f)
Form of Amendment, dated October 28, 2013, to Employment Agreements between Masonite International Corporation and each of Frederick J. Lynch, Mark J. Erceg, Lawrence P. Repar, Glenwood E. Coulter, Jr., Robert E. Lewis and Gail N. Auerbach.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	October 30, 2013	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary